EXHIBIT 10

INDEPENDENT AUDITORS’ CONSENT

Merrill Lynch Global SmallCap Fund, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement No. 33-53399 on Form N-1A of our report dated August 15, 2000 appearing in the Annual Report of Merrill Lynch Global SmallCap Fund, Inc. for the year ended June 30, 2000, and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

October 6, 2000